CERTIFICATE OF INCORPORATION

                                       of

                                HoTelephone, Inc.

         FIRST. The name of this corporation is HoTelephone, Inc.

         SECOND. Its registered office in the State of Delaware is to be located at 725 Market Street in the City of Wilmington, County of New Castle. The registered agent in charge thereof is The Company Corporation at same as above.

         THIRD. The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

         "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

         FOURTH. The amount of the total authorized capital stock of this corporation is 20,000,000 shares of $.0001 Par Value.

         FIFTH. The name and mailing address of the incorporator is as follows:
NAME: Regina Cephas ADDRESS: 725 Market St., Wilmington, DE 19801

         SIXTH: The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as director(s) until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

                Name and address of director(s):
                Neal R. Bruckman, 56 Pine Street, Ste. 620, New York, NY 10005 Joe Greene, William Holleran, same address as above

         SEVENTH. The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

         With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

         The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

         The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

         It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

         I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED AT: 5-22-87
State of Delaware
County of New Castle

                                                /s/ Regina Cephas
                                                ---------------------
                                                Regina Cephas

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         HoTelephone, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of HoTelphone, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered FIRST, so that, as amended said Article shall be and read as follows:

"FIRST: The name of this corporation is: Biometric Access Technologies, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice is accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting of the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment as duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said HoTelephone, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by authorized officer this 7th day of April, 1997.

                                /s/ Neal R. Bruckman
                                ------------------------------
                                Neal R. Bruckman, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/14/1997
971119245 - 0915187

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                      OF BIOMETRIC ACCESS TECHNOLOGIES, INC.
                            Under Section 242 of the

                    Corporation Law of the State of Delaware

         BIOMETRIC ACCESS TECHNOLOGIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

         "1. That Article FIRST of the Certificate of Incorporation be amended and, as amended, read as follows:

         `FIRST: The name of the Corporation is POLAR CARGO SYSTEMS, INC.",

         "2. That Article FORTH of the Certificate of Incorporation be amended and, as amended, read as follows:

         `FOURTH: The Corporation shall be authorized to issue the following shares:

         CLASS             Number of Shares           Par Value
         ---------         ----------------           ---------
         Common               50,000,000                 $.001
         Preferred             5,000,000                 $.001

         The Preferred Stock and the Common Stock may be issued in such classes or series, and may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be dependent upon facts ascertainable outside these Articles of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in these Articles of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Notwithstanding the foregoing, each share of Common Stock shall be entitled to one vote on all matters requiring approval by the holders of the Company's Common Stock. Fully paid stock of this Corporation shall not be liable to any further call or assessment. All shares of stock shall be voted together on all matters except those pertaining to the rights of particular classes of stock. The rights of any class of stock may not be changed without the consent of a majority of the shares entitled to vote on such a change.'

         4. The Corporation's outstanding shares are reverse split on a one-for-50 basis, so that each 50 shares of Common Stock, $.0001 par value outstanding prior to the reverse split shall become one share of Common Stock, $.001 par value after the reverse split.

         SECOND: That the aforesaid amendments and reverse split were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Brent Nelson, its President, this 5th day of April, 1999.

                                   BIOMETRIC ACCESS TECHNOLOGIES, INC.

                                   /s/ Brent Nelson
                                   -------------------------------
                                   Brent Nelson, President